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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fruit of the Loom Inc. 1995 Executive Incentive Compensation Plan and the Fruit of the Loom, Inc. 1996 Incentive Compensation Plan and in the related Prospectus of our report dated February 12, 1997, with respect to the consolidated financial statement and schedule of Fruit of the Loom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP


Nashville, Tennessee
October 22, 1997